Exhibit T3A-10

DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	CERT	COPY
11/13/2017	201731703330	DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG (LCP)	99.00	300.00	0.00	0.00

Receipt

This is not a bill. Please do not remit payment.

GORDONBIBART, LLC
450 W. WILSON BRIDGE ROAD SUITE 340
WORTHINGTON, OH 43085

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jon Husted

4094793

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

CANNASCEND ALTERNATIVE, LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG **Effective Date: 11/13/2017**	**201731703330**

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 13th day of November, A.D. 2017.

Jon Husted

Ohio Secretary of State

United States of America
State of Ohio
Office of the Secretary of State

Form 533A Prescribed by:

Date Electronically Filed: 11/13/2017

JON HUSTED
Ohio Secretary of State

Toll Free: (877) SOS-FILE (877-767-3453) | Central Ohio: (614) 466-3910
www.OhioSecretaryofState.gov | *busserv@OhioSecretaryofState.gov*
File online or for more information: *www.OHBusinessCentral.com*

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Articles of Organization for a Domestic Limited Liability Company

Filing Fee: $99

Form Must Be Typed

CHECK ONLY ONE (1) BOX

(1) [x] Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA)

(2) [ ] Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA)

Name of Limited Liability Company: CANNASCEND ALTERNATIVE, LLC

Optional: Effective Date (MM/DD/YYYY): 11/13/2017

(The legal existence of the corporation begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing.)

Optional: This limited liability company shall exist for ____________
Period of Existence

Optional: Purpose

**** Note for Nonprofit LLCs**
The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided. **

533A Page 1 of 3 Last Revised: 09/24/2015

Original Appointment of Statutory Agent The undersigned authorized member(s), manager(s) or representative(s) of lcANNASCEND ALTERNATIVE, LLC (Name of Limited Liability Company) hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: lsTATUENT, INC. (Name of Statutory Agent) 1450 W. WILSON BRIDGE RD STE 340 (Mailing Address) !woRTHINGTON 143085 (Mailing City) (Mailing State) (Mailing ZIP Code) Acceptance of Appointment The Unde~~ned, Lls_T_A_T_U_E_N_T_,_I_N_C_.~~~~~~~~~~~~~~~~~~~~~~~ , named herein as the (Name of Statutory Agent) Statutory agent for lcANNASCEND ALTERNATIVE, LLC (Name of Limited Liability Company) hereby acknowledges and accepts the appointment of statutory agent for said limited liability company. Statutory Agent Signature IsUSAN L. STRAYER, MEMBER (Individual Agent’s Signature I Signature on Behalf of Business Serving as Agent)

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document. Required IGORDONBIBART, LLC Articles and original Signature appointment of agent must be signed by a member, manager IsUSAN L. STRAYER, MEMBER or other representative. By (if applicable) If the authorized representative is an individual , then they must sign in the “signature” box and print his/her name in the “Print Name” box. Print Name If the authorized representative is a business entity, not an individual, then please print the entity name in the Signature “signature” box, an authorized representative of the business entity must sign in the “By” box By (if applicable) and print his/her name and title/authority in the “Print Name” box. Print Name Signature By (if applicable) Print Name